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Exhibit 32

STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350
AS REQUIRED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Deere & Company (the "Company") on Form 10-K for the period ending October 28, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of our knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 17, 2018	/s/ Samuel R. Allen Samuel R. Allen	Chairman and Chief Executive Officer (Principal Executive Officer)
December 17, 2018	/s/ Rajesh Kalathur Rajesh Kalathur	Senior Vice President, Chief Financial Officer and Chief Information Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Deere & Company and will be retained by Deere & Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32
STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350 AS REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002